EXHIBIT 10.10

REGAL-BELOIT CORPORATION

RESTRICTED STOCK AGREEMENT

This Agreement, entered into as of the Agreement Date (as defined in paragraph 1) by and between the Participant and REGAL-BELOIT CORPORATION (the “Company”).

WITNESSETH THAT:

Whereas, the Company maintains the REGAL-BELOIT CORPORATION 2003 Equity Incentive Plan (the “Plan”), which is incorporated into and forms a part of this Agreement and the Participant has been selected by the Compensation and Human Resource Committee of the Board of Directors administering the Plan (the “Committee”) to receive a Restricted Stock Award under the Plan;

Now, therefore, it is agreed, by and between the Company and the Participant, as follows:

1.    Terms of Award - For the following terms used in this Agreement shall have the meanings set forth in this paragraph 1;

a. The Participant is:

b. The Agreement Date is the date the Participant was awarded the Restricted Stock by the Board of Directors. The
    Agreement Date is: _____________________________

c. The Restricted Period is the period beginning on the Agreement Date and ending on: ______________________

d. The number of shares of Restricted Stock awarded under this Agreement shall be: _______ shares.

Other terms used in this Agreement are defined in paragraph 6 or elsewhere in this Agreement.

2.	Award - The Participant is hereby granted the number of shares of Restricted Stock set forth in paragraph 1.

3.
Dividends and Voting Rights - The Participant is not entitled to receive any quarterly dividends paid with respect to shares of Restricted Stock until the end of the Restricted Period. The Participant is not allowed to vote the shares of Restricted Stock until the end of the Restricted Period.

4.
Payments in Lieu of Dividends - While the Participant is not entitled to dividends, the Participant will receive payments equivalent to dividends, which will be paid as ordinary income on a pay date on or near the pay date for dividends of the Company’s common stock.

5.	Record of Restricted Stock Awards - The Company will maintain records with the names and amounts of each Participant’s Restricted Stock Awards.

6.
Transfer and Forfeiture of Shares - If the Participant’s Date of Termination (as defined below) does not occur during the Restricted Period, then, at the end of the Restricted Period, the Participant shall become vested in the shares of Restricted Stock and shall own the shares free of all restriction otherwise imposed by this Agreement. The Participant shall become vested in the shares of Restricted Stock and become owner of the shares free of all restrictions otherwise imposed by this Agreement prior to the end of the Restricted Period, as follows:

a.
In the event a Participant terminates his or her employment or service with the Company as a result of death, disability, or retirement, the Committee shall have the discretion to modify the Restricted Period of each previously granted and unexpired or uncancelled Grant. The Committee shall also have discretion to determine whether such Grant(s) shall become immediately exercisable in full pursuant to Section 20(c) of the 2003 Equity Incentive Plan.

b.
The Participant shall become vested in the shares of Restricted Stock as of the date of a Change in Control, if the Change in Control occurs prior to the end of the Restricted Period and the Participant’s Date of Termination does not occur before the Change in Control date.

Shares of Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered until the expiration of the Restricted Period or, if earlier, until the Participant is vested in the shares. Except as otherwise provided in this paragraph 5, if the Participant’s Date of Termination occurs prior to the end of the Restricted Period, the Participant shall forfeit the Restricted Stock as of the Participant’s Date of Termination.

7.	Definitions - For purposes of this Agreement, the terms listed below shall be defined as follows:

a.	Change in Control - Refer to section 22, paragraph (c) of the REGAL-BELOIT CORPORATION 2003 Equity Incentive Plan.

b.	Retirement - normal retirement is no earlier than age 62.

7.
Disability - is the date upon which the Participant is deemed eligible for disability payments from Social Security Administration and/or the provider of long-term disability insurance under the Company’s insurance program.

In Witness Whereof, the company, by its duly authorized representative, and the eligible Participant have executed this Agreement as of the Effective Date.

Participant:                 REGAL-BELOIT CORPORATION

______________________________     ________________________________
Chief Executive Officer

Date: _________________________